UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 29, 2018

AMERICAN TOWER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue
Boston, Massachusetts 02116
(Address of Principal Executive Offices) (Zip Code)
(617) 375-7500
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

2018 Term Loan

On March 29, 2018, American Tower Corporation (the “Company”) entered into a loan agreement (the “Term Loan Agreement”) for a new $1.5 billion unsecured term loan (the “Term Loan”) with Mizuho Bank, Ltd., as Administrative Agent, Joint Lead Arranger and Joint Bookrunner (each as defined therein), and RBC Capital Markets and TD Securities (USA) LLC, as Co-Syndication Agents, Joint Lead Arrangers and Joint Bookrunners (each as defined therein).
The Term Loan matures on March 29, 2019. All outstanding principal and accrued but unpaid interest will be due and payable in full at maturity. The Term Loan does not require amortization of principal and may be paid prior to maturity in whole or in part at the Company’s option without penalty or premium.
The Company used the net proceeds from the Term Loan to repay existing indebtedness under its revolving credit facilities. The Company has the option of choosing either a defined base rate or the London Interbank Offered Rate (“LIBOR”) as the applicable base rate for borrowings under the Term Loan. The interest rate ranges between 0.625% and 1.500% above LIBOR for LIBOR based borrowings or up to to 0.500% above the defined base rate for base rate borrowings, in each case based upon the Company’s debt ratings. The current applicable interest rate under the Term Loan is LIBOR plus 0.875%.
The Term Loan Agreement contains certain reporting, information, financial and operating covenants and other restrictions (including limitations on additional debt, guaranties, sales of assets and liens) with which the Company or its Subsidiaries must comply, including the following two financial maintenance tests (each of the capitalized terms as defined in the Term Loan Agreement):

•
a Company total leverage ratio (Total Debt to Adjusted EBITDA) of not greater than 6.00 to 1.00 as of the end of each fiscal quarter (or not greater than 7.00 to 1.00 as of the specified time periods after the occurrence of certain qualified acquisitions); and

•	a senior secured leverage ratio (Senior Secured Debt to Adjusted EBITDA) of not greater than 3.00 to 1.00 for the Company and its Subsidiaries.
In addition, if the Company’s debt ratings are below investment grade, the Company shall maintain an interest coverage ratio (Adjusted EBITDA to Interest Expense, as defined in the Term Loan Agreement) of not less than 2.50 to 1.00 for the Company and its Subsidiaries.
Any failure to comply with the financial and operating covenants of the Term Loan Agreement would constitute a default, which could result in, among other things, the amounts outstanding, including all accrued interest and unpaid fees, becoming immediately due and payable.
Certain of the lenders under the Term Loan Agreement and other parties to the Term Loan Agreement or their affiliates have provided, and may in the future provide, commercial banking, underwriting, lending, investment banking and financial advisory services in the ordinary course of business for the Company, its subsidiaries and certain of its affiliates, for which they have received or will receive customary fees and commissions.
The foregoing description is only a summary of certain provisions of the Term Loan Agreement and is qualified in its entirety by the terms of the Term Loan Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

2018 Securitization
On March 29, 2018, certain subsidiaries of the Company entered into (i) a Loan Agreement, (ii) a Cash Management Agreement and (iii) a Trust and Servicing Agreement (each of the foregoing as defined below). The description of the Loan Agreement, the Cash Management Agreement and the Trust and Servicing Agreement set forth in Item 2.03 below under the header “2018 Securitization” is incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

2018 Term Loan

The information included under Item 1.01 above under the header “2018 Term Loan” is incorporated into this Item 2.03 by reference.
2018 Securitization

On March 29, 2018, American Tower Trust I (the “Trust”), a trust established in May 2007 by American Tower Depositor Sub, LLC (the “Depositor”), an indirectly-owned special-purpose subsidiary of the Company, issued, in a private transaction (the “Transaction”), $500.0 million aggregate principal amount of Secured Tower Revenue Securities, Series 2018-1, Subclass A (the “Series 2018-1A Securities”). The proceeds of the issuance of the Series 2018-1A Securities were loaned to the Borrowers pursuant to the Loan Agreement (each as defined below). The Company used the net proceeds from this issuance to repay existing indebtedness under its revolving credit facilities.
To satisfy the applicable risk retention requirements of Regulation RR promulgated under the Securities Exchange Act of 1934, as amended (the “Risk Retention Rules”), the Trust issued, and an affiliate of the Company purchased, $26.4 million aggregate principal amount of Secured Tower Revenue Securities, Series 2018-1, Subclass R (the “Series 2018-1R Securities” and, together with the Series 2018-1A Securities, the “Securities”) to retain an “eligible horizontal residual interest” (as defined in the Risk Retention Rules) in an amount equal to at least 5% of the fair value of the Securities.
The assets of the Trust consist of a nonrecourse loan (the “Loan”) made by the Trust to American Tower Asset Sub, LLC and American Tower Asset Sub II, LLC (together, the “Borrowers”) pursuant to the Second Amended and Restated Loan and Security Agreement among the foregoing parties dated as of March 29, 2018 (the “Loan Agreement”). The Borrowers are jointly and severally liable under the Loan, which is secured primarily by mortgages on the Borrowers’ interests in certain wireless communications and related tower sites (the “Sites”).
The Securities issued by the Trust correspond to components of the Loan made to the Borrowers. As indicated in the table below, the Securities were issued in two separate Subclasses of the same Series. The Securities represent a pass-through interest in the components of the Loan corresponding to the Securities. The initial principal balances and the interest rates with respect to the components of the Loan corresponding to the Securities are set forth below. The Securities have an expected life of approximately ten years with a final repayment date in March 2048.

Subclass	Initial Class Principal Balance	Interest Rate	Rating (Moody's/Fitch)
Series 2018-1A	$500,000,000	3.652%	Aaa(sf)/AAA(sf)
Series 2018-1R	$26,400,000	4.459%	N/A

The debt service on the Loan will be paid solely from the cash flows generated from the operation of the Sites held by the Borrowers. The Borrowers are required to make monthly payments of interest on the Loan. Subject to certain limited exceptions described below, no payments of principal will be required to be made on the components of the Loan corresponding to the Securities prior to the monthly payment date in March 2028, which is the anticipated repayment date for such components. If the debt service coverage ratio, which is generally calculated as the ratio of the net cash flow to the amount of interest, servicing fees and trustee fees that the Borrowers will be required to pay over the succeeding twelve months on the Loan, is 1.30x or less for any quarter (the “Cash Trap DSCR”), then all cash flow in excess of amounts required to make debt service payments, fund required reserves, pay management fees and budgeted operating expenses and make other payments required under the loan documents, referred to as excess cash flow, will be deposited into a reserve account instead of being released to the Borrowers. The funds in the reserve account will not be released to the Borrowers unless the debt service coverage ratio exceeds the Cash Trap DSCR for two consecutive calendar quarters. An “amortization period” commences if (i) as of the end of any calendar quarter, the debt service coverage ratio is equal to or below 1.15x (the “Minimum DSCR”) for such calendar quarter and continues to exist until the debt service coverage ratio exceeds the Minimum DSCR for two consecutive calendar quarters or (ii) on an anticipated repayment date the component of the Loan corresponding to the applicable Subclass of the Securities has not been repaid in full.
The Borrowers may prepay the Loan at any time provided it is accompanied by applicable prepayment consideration. If the prepayment occurs within thirty-six months of the anticipated repayment date for the Securities, no prepayment consideration is due. The entire unpaid principal balance of the components of the Loan corresponding to the Securities will be due in March 2048.
The Loan is secured by (1) mortgages, deeds of trust and deeds to secure debt on substantially all of the tower sites and their operating cash flows, (2) a security interest in substantially all of the Borrowers’ personal property and fixtures and (3) the Borrowers’ rights under the Management Agreement (as defined below). American Tower Holding Sub, LLC (the “Guarantor”), whose only material assets are its equity interests in each of the Borrowers, and American Tower Guarantor Sub, LLC whose only material asset is its equity interests in the Guarantor, have each guaranteed repayment of the Loan and pledged their equity interests in their respective subsidiary or subsidiaries as security for such payment obligations.
The Loan documents include covenants customary for Loans subject to rated securitizations. Among other things, the Borrowers are prohibited from incurring other indebtedness for borrowed money or further encumbering their assets. The organizational documents of the Borrowers contain provisions consistent with rating agency securitization criteria for special purpose entities, including the requirement that the Borrowers maintain at least two independent directors.
Pursuant to the amended and restated management agreement (“Management Agreement”) dated as of March 15, 2013, among the Borrowers, as owners, and SpectraSite Communications, LLC (“SpectraSite Communications”), as manager (in that capacity, “Manager”), the Manager will perform, on behalf of the Borrowers, those functions reasonably necessary to maintain, market, operate, manage and administer the Sites. SpectraSite Communications is a wholly-owned indirect subsidiary of the Company.
In connection with the issuance and sale of the Securities, the Borrowers, as borrowers, U.S. Bank National Association (“Trustee”), as trustee and agent, Midland Loan Services, a Division of PNC Bank, National Association (“Servicer”), as servicer, and SpectraSite Communications, as manager, entered into a Second Amended and Restated Cash Management Agreement (“Cash Management Agreement”) dated as of March 29, 2018. Pursuant to the Cash Management Agreement, the Borrowers have established certain accounts and reserves, controlled by the lender, or its assignee, to which the Borrowers and the Manager will be required to transfer all revenue from the Sites otherwise received. The Borrowers, Manager and Trustee will administer the reserve funds in the manner set forth in the Loan Agreement. In connection with the issuance and sale of the Securities, the Depositor, the Servicer and Trustee entered into a Second Amended and Restated Trust and Servicing Agreement (“Trust and Servicing Agreement”) dated as of March 29, 2018. Pursuant to the Trust and Servicing Agreement, the Servicer will administer and oversee the performance by the Borrowers and the Manager of their respective obligations under the documents entered into in connection with the Transaction.
The Secured Tower Revenue Securities, Series 2013-2A (the “Series 2013-2A Securities”) issued pursuant to the First Amended and Restated Trust and Servicing Agreement in March 2013 remain outstanding and are subject to the terms of the Trust and Servicing Agreement. The component of the Loan corresponding to the Series 2013-2A Securities also remains outstanding and is subject to the terms of the Loan Agreement.
The foregoing is only a summary of certain provisions of the Loan and is qualified in its entirety by the terms of the Loan Agreement, the Management Agreement, the Cash Management Agreement and the Trust and Servicing Agreement. Copies of the Loan Agreement, the Cash Management Agreement and the Trust and Servicing Agreement will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date:	March 29, 2018	By:	/s/ Thomas A. Bartlett
Thomas A. Bartlett
Executive Vice President, Chief Financial Officer and Treasurer